Exhibit 99.1

News Release

FOR IMMEDIATE RELEASE

Broadway Financial Corporation Announces Results for Fourth Quarter and Full Calendar Year 2024

LOS ANGELES, CA – (PR NEWSWIRE) – January 27, 2025 – Broadway Financial Corporation (“Broadway” or the “Company”) (NASDAQ: BYFC), parent company of City First Bank, National Association (the “Bank”, and collectively with the Company, “we” or “City First Broadway”), reported net income attributable to Broadway of $1.3 million for the fourth quarter of 2024 compared to $2.6 million for the fourth quarter of 2023, a decrease of $1.3 million.  Net income attributable to common stockholders was $550 thousand during the fourth quarter of 2024, after deducting preferred dividends of $750 thousand, compared to net income attributable to common stockholders of $2.6 million for the fourth quarter of 2023.  Diluted earnings per common share was $0.06 for the fourth quarter of 2024, compared to $0.31 per diluted common share for the fourth quarter of 2023, which reflected grant income of $3.7 million received from the Equitable Recovery Program administered by the U.S. Treasury’s Community Development Financial Institutions (“CDFI”) Fund.  Diluted earnings per common share for the fourth quarter of 2024 reflects preferred dividends of $0.09 per diluted common share.

During the fourth quarter of 2024, net interest income increased by $850 thousand, or 11.9%, to $8.0 million, compared to $7.1 million for the fourth quarter of 2023.  The increase resulted from higher interest income of $3.1 million, primarily due to an increase in interest on loans and interest-bearing deposits at other banks, partially offset by higher interest expense of $2.3 million, primarily due to an increase in the cost of borrowings and deposits.

For the year ended December 31, 2024, the Company reported net income attributable to Broadway of $1.9 million compared to $4.5 million for the year ended December 31, 2023.  Net income attributable to common stockholders was $359 thousand for the year ended December 31, 2024 after deducting preferred dividends of $1.6 million, compared to net income attributable to common stockholders of $4.5 million for the year ended December 31, 2023.  Diluted earnings per common share was $0.04 for the year ended December 31, 2024 compared to $0.51 of earnings per diluted common share for the year ended December 31, 2023.  Diluted earnings per share for the year ended December 31, 2024 reflects preferred dividends of $0.18 per diluted common share.

The decrease in net income attributable to the Company during the year ended December 31, 2024, compared to the year ended December 31, 2023, primarily resulted from a decrease in non-interest income of $3.8 million, related to the grant income in 2023 described above, and an increase in non-interest expense of $2.5 million, partially offset by an increase in net interest income after provision for credit losses of $2.6 million, and a decrease in tax expense of $1.2 million.

Fourth Quarter and Year End 2024 Highlights:

•
During the fourth quarter of 2024, total interest income increased by $3.1 million, or 24.9%, compared to the fourth quarter of 2023.  For calendar year 2024, total interest income increased by $15.0 million, or 31.7%, compared to calendar 2023.

•	The yield on average interest-earning assets increased by 55 basis points to 4.78% for the fourth quarter of 2024, compared to 4.23% for the fourth quarter of 2023.
•	Total gross loans receivable increased by $89.2 million, or 10.0%, to $977.0 million at December 31, 2024, compared to $887.8 million at December 31, 2023.
•
The value of the Company’s portfolio of securities available-for-sale increased by $3.2 million during the year ended December 31, 2024 and resulted in other comprehensive income of $2.3 million, net of taxes.

Chief Executive Officer, Brian Argrett commented, “2024 was full of accomplishments and challenges for City First Broadway.  Our team continues to work diligently to meet our strategic goals, while improving our operating performance as we serve our communities.  We experienced significant loan and deposit growth while maintaining strong credit quality within the loan portfolio.  During the year, we were able to grow net loans by $88.4 million, or 10%, increase deposits by $62.8 million, or 9.2%, and reduce borrowings by almost $135 million, or over one-third.  Importantly, we were able to replace over half of those borrowings with much lower cost deposits, and I am pleased to report that we grew deposits by over $73 million in the fourth quarter.  Net interest income after provision for credit losses improved by almost $2.6 million in 2024, compared to 2023, notwithstanding an increase in our cost of funds of 101 basis points during the year.  I am optimistic that the re-shifting of our funding mix from higher cost borrowings to lower cost deposits will help improve performance in 2025.”

“I am also pleased to report favorable trends for net income for the year and a noteworthy fourth quarter.  Net income attributable to common shareholders increased $788 thousand during the fourth quarter compared to the third quarter of 2024.  The increase was due to a reduction in interest expense, recovery on the loan provision, higher non-interest income, and a decline in non-interest expenses.  Similarly, for the full calendar year, we generated increased interest income, net interest income, and net interest income after provision for credit losses.”

“We are excited about 2025 and the positive impact we can achieve for our customers and shareholders as we remain committed to our mission.  We believe that we have the necessary talent, capital and liquidity to execute our strategy and meet the needs of the communities we serve.”

Net Interest Income

Fourth Quarter of 2024 Compared to Fourth Quarter of 2023

Net interest income before recovery of credit losses for the fourth quarter of 2024 totaled $8.0 million, representing an increase of $850 thousand, or 11.9%, from net interest income before provision for credit losses of $7.1 million for the fourth quarter of 2023.  The increase resulted from higher interest income of $3.1 million, partially offset by an increase in interest expense of $2.3 million.  The increase in interest income was primarily due to an increase of 55 basis points in the overall rate earned on interest-earning assets in the fourth quarter of 2024, compared to the fourth quarter of 2023, as the Bank earned higher rates on the loan portfolio, interest-earning deposits and stock investments with the Federal Reserve and Federal Home Loan Bank.  In addition, the increase in interest income was due to growth of $127.4 million in average loans receivable and $86.1 million in average interest-earning deposits in other banks, which were partially offset by a decline of $93.4 million in average securities during the fourth quarter of 2024, compared to the fourth quarter of 2023.  The increase in interest income was partially offset by an increase in the average cost of funds, which increased to 3.23% for the fourth quarter of 2024 from 2.56% for the fourth quarter of 2023, due to higher rates paid on borrowings and deposits and a shift in the mix of average balances of borrowings, relative to deposits.  Net interest margin increased to 2.42% for the fourth quarter of 2024 from 2.40% for the fourth quarter of 2023.

Full Calendar Year 2024 Compared to Full Calendar Year 2023

Net interest income before provision for credit losses for the year ended December 31, 2024 totaled $31.8 million, representing an increase of $2.3 million, or 7.8%, from net interest income before provision for credit losses of $29.5 million for the year ended December 31, 2023.  The increase resulted from higher interest income of $15.0 million, partially offset by an increase in interest expense of $12.7 million.  The increase in interest income was primarily due to an increase of 61 basis points in the overall rate earned on interest-earning assets during the year ended December 31, 2024, compared to the year ended December 31, 2023, as the Bank earned higher rates on the loan portfolio, interest-bearing deposits, and stock investments with the Federal Reserve and Federal Home Loan Bank.  In addition, the increase in interest income was due to an increase of $138.8 million in the average balance of loans receivable and an increase of $87.9 million in average interest-bearing deposits in other banks, which were partially offset by a decrease of $59.5 million in average securities.  The increase in interest income was partially offset by an increase in the average cost of funds, which increased to 3.16% for the year ended December 31, 2024, from 2.15% for the year ended December 31, 2023, due to higher rates paid on borrowings and deposits, and a shift in the mix of average balances of borrowings, relative to deposits.  Net interest margin decreased to 2.40% for the year ended December 31, 2024, compared to 2.55% for the year ended December 31, 2023.

Provision for Credit Losses

For the fourth quarter of 2024, the Company recorded a recovery of credit losses of $489 thousand, compared to a provision for credit losses of $125 thousand for the fourth quarter of 2023.  For the year ended December 31, 2024, the Company recorded a provision for credit losses of $664 thousand, compared to a provision for credit losses of $933 thousand for the year ended December 31, 2023.  The recovery of credit losses during the fourth quarter of 2024 and the decrease in the provision for credit losses during the year ended December 31, 2024 were primarily due to a reduction in approved loans that were not funded.  The recovery of credit losses during the fourth quarter of 2024, and the provision for credit losses during the year ended December 31, 2024, include recoveries of provisions for credit losses for off-balance sheet loan commitments of $65 thousand and $91 thousand, respectively.

The allowance for credit losses (“ACL”) increased to $8.1 million as of December 31, 2024, compared to $7.3 million as of December 31, 2023, due to growth in the loan portfolio.

The Bank had one non-accrual loan at December 31, 2024 with an unpaid principal balance of $264 thousand.  No loan charge-offs were recorded during the quarters or years ended December 31, 2024 or 2023.

Non-interest Income

Non-interest income for the fourth quarter of 2024 totaled $560 thousand, compared to $4.5 million for the fourth quarter of 2023.  For the year ended December 31, 2024, non-interest income totaled $1.6 million, compared to $5.4 million for the same period in the prior year.  During the fourth quarter of 2023, the Company recognized a grant of $3.7 million from the CDFI Fund’s Equitable Recovery Program.

Non-interest Expense

Total non-interest expense was $7.2 million for the fourth quarter of 2024, compared to $7.7 million for the fourth quarter of 2023, representing a decrease of $499 thousand, or 6.5%.  The decrease was primarily due to a decrease of $891 thousand in professional services expense during the fourth quarter of 2024, compared to the fourth quarter of 2023.  During the fourth quarter of 2023, the Company incurred professional, accounting, and legal expenses in connection with the Company’s remediation efforts of the weaknesses in internal controls that were identified during preparation of the financial statements for the third quarter of 2023.  This decrease was partially offset by an increase of $474 thousand in compensation and benefits expense, which reflects the investment in additional executives and staff to support growth and strengthen overall controls and management depth.  As previously reported, the Company hired a new Chief Financial Officer in May 2024.  The Company also hired a General Counsel and Chief Risk Officer, Chief Accounting Officer, and Treasurer during the first six months of 2024.

For the year ended December 31, 2024, non-interest expense totaled $29.9 million, representing an increase of $2.5 million, or 9.3%, from $27.4 million for the same period in the prior year.  The increase primarily resulted from increases in compensation and benefits expense of $1.9 million and professional services expense of $323 thousand.  The increase in compensation and benefits expense reflects the investment in additional executives and staff to support growth and strengthen overall controls and management depth, as noted above.  The increase in professional services expense was primarily due to the costs associated with third-party professionals that were retained in connection with the Company’s remediation efforts of the weaknesses in internal controls that were identified during preparation of the financial statements for the third quarter of 2023.

Income Taxes

The Company recorded an income tax expense of $516 thousand for the fourth quarter of 2024, compared to $1.2 million for the fourth quarter of 2023.  The decrease in income tax expense reflected a decrease of $2.0 million in pre-tax income between the two periods.  The effective tax rate was 28.1% for the fourth quarter of 2024, compared to 31.1% for the fourth quarter of 2023.

For the year ended December 31, 2024, income tax expense was $814 thousand, compared to $2.0 million for the year ended December 31, 2023.  The decrease in income tax expense reflected a decrease in pretax earnings of $3.8 million between the two periods, primarily related to the grant received from the CDFI Fund’s Equitable Recovery Program in the fourth quarter of 2023. The effective tax rate was 29.4% for the year ended December 31, 2024, compared to 30.4% for the year ended December 31, 2023.

Balance Sheet Summary

Total assets decreased by $71.7 million at December 31, 2024, compared to December 31, 2023, reflecting decreases in securities available-for-sale of $113.1 million, primarily due to maturities and paydowns, and cash and cash equivalents of $43.8 million, primarily due to repayments of borrowings in the fourth quarter.  These decreases were partially offset by growth in net loans of  $88.4 million during the year ended December 31, 2024.

Loans held for investment, net of the ACL, increased by $88.4 million to $968.9 million at December 31, 2024, compared to $880.5 million at December 31, 2023.  The increase was primarily due to loan originations of $157.7 million during the  year ended December 31, 2024, which consisted of $80.9 million in multi-family loans, $50.8 million in commercial real estate loans, $17.6 million in other commercial loans, $7.6 million in construction loans, and $800 thousand in SBA loans, partially offset by loan payoffs and repayments of $69.3 million.

The value of the Company’s portfolio of securities available-for-sale appreciated by $3.2 million during the year ended December 31, 2024 and resulted in other comprehensive income of $2.3 million, net of taxes.  The unrealized appreciation reflected the lower short-term interest rates that occurred after the Federal Reserve lowered its benchmark range by 50 basis points during September 2024, followed by additional cuts of 25 basis points in November and December 2024.  The average maturity for the Bank’s portfolio of securities available-for-sale was 3.2 years as of December 31, 2024.

Deposits increased by $62.8 million to $745.4 million at December 31, 2024, from $682.6 million at December 31, 2023.  The increase in deposits was attributable to an increase of $61.2 million in Insured Cash Sweep (“ICS”) deposits (ICS deposits are the Bank’s money market deposit accounts in excess of FDIC insured limits whereby the Bank makes reciprocal arrangements for insurance with other banks), an increase of $30.2 million in Certificate of Deposit Registry Service (“CDARS”) deposits (CDARS deposits are certificates of deposit in excess of FDIC insured limits whereby the Bank makes reciprocal arrangements for insurance with other banks), and an increase of $14.6 million in other certificates of deposit accounts, partially offset by a decrease of $33.4 million in liquid deposits (demand, interest checking, and money market accounts) and a decrease of $9.8 million in savings deposits.  We leverage our long-standing partnership with IntraFi Deposit Solutions to offer deposit insurance for accounts exceeding the FDIC deposit insurance limit of $250,000.  As of December 31, 2024, the Bank’s uninsured deposits, including deposits from Broadway and other affiliates, represented 32% of the Bank’s total deposits, compared to 37% as of December 31, 2023.

Total borrowings decreased by $134.7 million to $262.1 million at December 31, 2024, from $396.8 million at December 31, 2023, primarily due to the payoff of a loan of $100.0 million under the Federal Reserve’s Bank Term Funding Program during December 2024, the payoff of two notes payable totaling $14.0 million during January 2024, a reduction of $13.8 million in Federal Home Loan Bank advances, and a decrease of $6.9 million in securities sold under agreements to repurchase.

Stockholders’ equity was $285.2 million, or 21.9% of the Company’s total assets, at December 31, 2024, compared to $281.9 million, or 20.5% of the Company’s total assets, at December 31, 2023.  Book value per share was $14.82 at December 31, 2024, compared to $14.65 at December 31, 2023.

About Broadway Financial Corporation

Broadway Financial Corporation operates through its wholly-owned banking subsidiary, City First Bank, National Association, which is a leading mission-driven bank that serves low-to-moderate income communities within urban areas in Southern California and the Washington, D.C. market.

About the City First Branded Family

City First Bank offers a variety of commercial real estate loan products, services, and depository accounts that support investments in affordable housing, small businesses, and nonprofit community facilities located within low-to-moderate income neighborhoods.  City First Bank is a Community Development Financial Institution, Minority Depository Institution, Certified B Corp, and a member of the Global Alliance of Banking on Values.  The Bank and the City First network of nonprofits, City First Enterprises, Homes By CFE, and City First Foundation, represent the City First branded family of community development financial institutions, which offer a robust lending and deposit platform.

Stockholders, analysts, and others seeking information about the Company are invited to write to: Broadway Financial Corporation, Investor Relations, 4601 Wilshire Boulevard, Suite 150, Los Angeles, CA 90010 or contact Investor Relations at the phone number or email address below.

Contacts

Investor Relations
Zack Ibrahim, Chief Financial Officer, (202) 243-7100
Investor.relations@cityfirstbroadway.com

Cautionary Statement Regarding Forward-Looking Information

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995.  All statements other than statements of historical facts contained in this press release, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations and capital allocation and structure, are forward-looking statements.  Forward‑looking statements typically include the words “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” “poised,” “optimistic,” “prospects,” “ability,” “looking,” “forward,” “invest,” “grow,” “improve,” “deliver” and similar expressions, but the absence of such words or expressions does not mean a statement is not forward-looking.  These forward‑looking statements are subject to risks and uncertainties, including those identified below, which could cause actual future results to differ materially from historical results or from those anticipated or implied by such statements.  The following factors, among others, could cause future results to differ materially from historical results or from those indicated by forward‑looking statements included in this press release: (1) the level of demand for mortgage and commercial loans, which is affected by such external factors as general economic conditions, market interest rate levels, tax laws, and the demographics of our lending markets; (2) the direction and magnitude of changes in interest rates and the relationship between market interest rates and the yield on our interest‑earning assets and the cost of our interest‑bearing liabilities; (3) the rate and amount of credit losses incurred and projected to be incurred by us, increases in the amounts of our nonperforming assets, the level of our loss reserves and management’s judgments regarding the collectability of loans; (4) changes in the regulation of lending and deposit operations or other regulatory actions, whether industry-wide or focused on our operations, including increases in capital requirements or directives to increase allowances for credit losses or make other changes in our business operations; (5) legislative or regulatory changes, including those that may be implemented by the current administration in Washington, D.C. and the Federal Reserve Board; (6) possible adverse rulings, judgments, settlements and other outcomes of litigation; (7) actions undertaken by both current and potential new competitors; (8) the possibility of adverse trends in property values or economic trends in the residential and commercial real estate markets in which we compete; (9) the effect of changes in general economic conditions; (10) the effect of geopolitical uncertainties; (11) the impact of health crises on our future financial condition and operations; (12) the impact of any volatility in the banking sector due to the failure of certain banks due to high levels of exposure to liquidity risk, interest rate risk, uninsured deposits and cryptocurrency risk; and (13) other risks and uncertainties.  All such factors are difficult to predict and are beyond our control.  Additional factors that could cause results to differ materially from those described above can be found in our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K or other filings made with the SEC and are available on our website at http://www.cityfirstbank.com and on the SEC’s website at http://www.sec.gov.

Forward-looking statements in this press release speak only as of the date they are made, and we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release, except to the extent required by law.  You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

The following table sets forth selected financial data and ratios as of and for the three and twelve months ended December 31, 2024 and 2023.

BROADWAY FINANCIAL CORPORATION AND SUBSIDIARY
Selected Financial Data and Ratios (Unaudited)
(Dollars in thousands, except per share data)

	December 31, 2024	December 31, 2023
Selected Financial Condition Data and Ratios:
Cash and cash equivalents	$61,365	$105,195
Securities available-for-sale, at fair value	203,862	316,950
Loans receivable held for investment	976,964	887,805
Allowance for credit losses	(8,103)	(7,348)
Loans receivable held for investment, net of allowance	968,861	880,457
Total assets	1,303,711	1,375,404
Deposits	745,399	682,635
Securities sold under agreements to repurchase	66,610	73,475
FHLB advances	195,532	209,319
Bank Term Funding Program borrowing	-	100,000
Notes payable	-	14,000
Total stockholders' equity	285,157	281,903

Book value per share	$14.82	$14.65
Equity to total assets	21.87%	20.50%

Asset Quality Ratios:
Non-accrual loans to total loans	0.03%	0.00%
Non-performing assets to total assets	0.02%	0.00%
Allowance for credit losses to total gross loans	0.83%	0.83%
Allowance for credit losses to non-performing loans	3069.32%	N/A

Non-Performing Assets:
Non-accrual loans	$264	$-
Loans delinquent 90 days or more and still accruing	-	-
Real estate acquired through foreclosure	-	-
Total non-performing assets	$264	$-

Delinquent loans 31 to 89 days delinquent	$269	$780
Delinquent loans greater than 90 days delinquent	$-	$-

	Three Months Ended December 31,				Twelve Months Ended December 31,
Selected Operating Data and Ratios:	2024		2023		2024	2023
Loan originations (1)	$21,497		$49,870		$157,718	$162,105

Net recoveries to average loans	(0.00)%	(2)	0.10%	(2)	(0.00)%	(0.03)%
Return on average assets	0.38%	(2)	0.82%	(2)	0.14%	0.37%
Return on average equity	1.84%	(2)	3.75%	(2)	0.69%	1.62%
Net interest margin	2.42%	(2)	2.40%	(2)	2.40%	2.55%

(1)	Does not include net deferred origination costs.
(2)	Annualized

The following table sets forth the consolidated statements of financial condition as of December 31, 2024 and 2023.

BROADWAY FINANCIAL CORPORATION
 Consolidated Statements of Financial Condition
 (In thousands, except share and per share amounts)

	December 31, 2024	December 31, 2023
	(Unaudited)
Assets:
Cash and due from banks	$2,255	$5,460
Interest-bearing deposits in other banks	59,110	99,735
Cash and cash equivalents	61,365	105,195
Securities available-for-sale, at fair value	203,862	316,950
Loans receivable held for investment, net of allowance of $8,103 and $7,348	968,861	880,457
Accrued interest receivable	5,001	4,938
Federal Home Loan Bank (FHLB) stock	9,637	10,156
Federal Reserve Bank (FRB) stock	3,543	3,543
Office properties and equipment, net	8,899	9,185
Bank owned life insurance	3,321	3,275
Deferred tax assets, net	8,803	9,538
Core deposit intangible, net	1,775	2,111
Goodwill	25,858	25,858
Other assets	2,786	4,198
Total assets	$1,303,711	$1,375,404
Liabilities and stockholders’ equity
Liabilities:
Deposits	$745,399	$682,635
Securities sold under agreements to repurchase	66,610	73,475
FHLB advances	195,532	209,319
Bank Term Funding Program borrowing	-	100,000
Notes payable	-	14,000
Accrued expenses and other liabilities	10,794	13,878
Total liabilities	1,018,335	1,093,307
Stockholders’ equity:
Non-Cumulative Redeemable Perpetual Preferred stock, Series C; authorized 150,000 shares at December 31, 2024 and December 31, 2023; issued and outstanding 150,000 shares at December 31, 2024 and December 31, 2023; liquidation value $1,000 per share	150,000	150,000
Common stock, Class A, $0.01 par value, voting; authorized 75,000,000 shares at December 31, 2024 and December 31, 2023; issued 6,349,260 shares at December 31, 2024 and 6,242,089 shares at December 31, 2023; outstanding 6,022,227 shares at December 31, 2024 and 5,914,861 shares at December 31, 2023	63	62
Common stock, Class B, $0.01 par value, non-voting; authorized 15,000,000 shares at December 31, 2024 and December 31, 2023; issued and outstanding 1,425,574 shares at December 31, 2024 and December 31, 2023	14	14
Common stock, Class C, $0.01 par value, non-voting; authorized 25,000,000 shares at December 31, 2024 and December 31, 2023; issued and outstanding 1,672,562 at December 31, 2024 and December 31, 2023	17	17
Additional paid-in capital	141,335	142,601
Retained earnings	14,478	12,552
Unearned Employee Stock Ownership Plan (ESOP) shares	(4,201)	(4,492)
Accumulated other comprehensive loss, net of tax	(11,223)	(13,525)
Treasury stock-at cost, 327,228 shares at December 31, 2024 and at December 31, 2023	(5,326)	(5,326)
Total Broadway Financial Corporation and Subsidiary stockholders’ equity	285,157	281,903
Non-controlling interest	219	194
Total liabilities and stockholders’ equity	$1,303,711	$1,375,404

The following table sets forth the consolidated statements of operations and comprehensive income (loss) for the three months ended December 31, 2024 and 2023, and for the years ended December 31, 2024 and 2023.

BROADWAY FINANCIAL CORPORATION
Consolidated Statements of Operations and Comprehensive Income
(In thousands, except share and per share amounts)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2024	2023	2024	2023
	(Unaudited)		(Unaudited)
Interest income:
Interest and fees on loans receivable	$12,703	$10,104	$48,807	$37,143
Interest on available-for-sale securities	1,448	2,154	7,034	8,697
Other interest income	1,611	360	6,368	1,388
Total interest income	15,762	12,618	62,209	47,228

Interest expense:
Interest on deposits	4,089	2,534	13,183	7,512
Interest on borrowings	3,676	2,937	17,257	10,254
Total interest expense	7,765	5,471	30,440	17,766

Net interest income	7,997	7,147	31,769	29,462
(Recovery of) provision for credit losses	(489)	125	664	933
Net interest income after (recovery of) provision for credit losses	8,486	7,022	31,105	28,529

Non-interest income:
Service charges	42	38	155	179
Grants	280	4,156	280	4,156
Other	238	283	1,119	1,022
Total non-interest income	560	4,477	1,554	5,357

Non-interest expense:
Compensation and benefits	4,264	3,790	17,562	15,653
Occupancy expense	486	516	1,858	1,870
Information services	639	629	2,763	2,777
Professional services	494	1,385	3,449	3,126
Supervisory costs	196	161	785	613
Corporate insurance	82	61	234	245
Amortization of core deposit intangible	84	97	336	390
Other expense	965	1,070	2,907	2,689
Total non-interest expense	7,210	7,709	29,894	27,363

Income before income taxes	1,836	3,790	2,765	6,523
Income tax expense	516	1,179	814	1,985
Net income	$1,320	$2,611	$1,951	$4,538
Less: Net income attributable to non-controlling interest	20	4	25	24
Net income attributable to Broadway Financial Corporation	$1,300	$2,607	$1,926	$4,514
Less: Preferred stock dividends	750	-	1,567	-
Net income attributable to common stockholders	$550	$2,607	$359	$4,514

Other comprehensive (loss) income, net of tax:
Unrealized (losses) income on securities available-for-sale arising during the period	$(2,739)	$8,152	$3,232	$5,552
Income tax (benefit) expense	(794)	2,351	930	1,604
Other comprehensive (loss) income, net of tax	(1,945)	5,801	2,302	3,948

Comprehensive (loss) income	$(1,395)	$8,408	$2,661	$8,462

Earnings per common share-basic	$0.06	$0.31	$0.04	$0.52
Earnings per common share-diluted	$0.06	$0.31	$0.04	$0.51

The following tables set forth the average balances, average yields and costs, and certain other information for the periods indicated.  All average balances are daily average balances.  The yields set forth below include the effect of deferred loan fees, and discounts and premiums that are amortized or accreted to interest income or expense.

	For the Three Months Ended December 31,
	2024			2023
	(Dollars in thousands)
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets
Interest-earning assets:
Interest-earning deposits in other banks	$99,937	$1,399	5.57%	$13,856	$148	4.27%
Securities	222,879	1,448	2.58%	316,291	2,154	2.72%
Loans receivable (1)	976,873	12,703	5.17%	849,516	10,104	4.76%
FRB and FHLB stock (2)	12,403	212	6.80%	12,769	212	6.64%
Total interest-earning assets	1,312,092	$15,762	4.78%	1,192,432	$12,618	4.23%
Non-interest-earning assets	51,480			88,255
Total assets	$1,363,572			$1,280,687

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Money market deposits	$303,425	$2,124	2.78%	$262,687	$1,310	1.99%
Savings deposits	51,041	80	0.62%	58,207	76	0.52%
Interest checking and other demand deposits	68,397	131	0.76%	98,349	103	0.42%
Certificate accounts	199,354	1,754	3.50%	164,219	1,045	2.55%
Total deposits	622,217	4,089	2.61%	583,462	2,534	1.74%
FHLB advances	178,800	1,788	3.98%	189,748	2,296	4.84%
Bank Term Funding Program borrowing	75,000	1,154	6.12%	3,261	40	4.91%
Other borrowings	80,589	734	3.62%	77,072	601	3.12%
Total borrowings	334,389	3,676	4.37%	270,081	2,937	4.35%
Total interest-bearing liabilities	956,606	$7,765	3.23%	853,543	$5,471	2.56%
Non-interest-bearing liabilities	121,191			148,805
Stockholders’ equity	285,775			278,339
Total liabilities and stockholders’ equity	$1,363,572			$1,280,687

Net interest rate spread (3)		$7,997	1.55%		$7,147	1.67%
Net interest rate margin (4)			2.42%			2.40%
Ratio of interest-earning assets to interest-bearing liabilities			137.16%			139.70%

(1)	Amount is net of deferred loan fees, loan discounts and loans in process, and includes deferred origination costs and loan premiums.
(2)	FRB is Federal Reserve Board. FHLB is Federal Home Loan Bank.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest rate margin represents net interest income as a percentage of average interest-earning assets.

	For the Year Ended December 31,
	2024			2023
	(Dollars in thousands)
	Average Balance	Interest	Average Yield	Average Balance	Interest	Average Yield
Assets
Interest-earning assets:
Interest-earning deposits in other banks	$101,873	$5,423	5.32%	$14,012	$573	4.09%
Securities	263,227	7,034	2.67%	322,764	8,697	2.69%
Loans receivable (1)	947,603	48,807	5.15%	808,850	37,143	4.59%
FRB and FHLB stock (2)	13,363	945	7.07%	11,860	815	6.87%
Total interest-earning assets	1,326,066	$62,209	4.69%	1,157,486	$47,228	4.08%
Non-interest-earning assets	51,119			74,138
Total assets	$1,377,185			$1,231,624

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Money market deposits	$284,263	$6,929	2.44%	$262,827	$4,269	1.62%
Savings deposits	55,715	374	0.67%	59,928	147	0.25%
Interest checking and other demand deposits	74,302	549	0.74%	100,248	360	0.36%
Certificate accounts	175,275	5,331	3.04%	154,275	2,736	1.77%
Total deposits	589,555	13,183	2.24%	577,278	7,512	1.30%
FHLB advances	199,893	9,567	4.79%	177,261	8,331	4.70%
Bank Term Funding Program borrowing	92,308	4,787	5.19%	822	40	4.87%
Other borrowings	80,181	2,903	3.62%	72,465	1,883	2.60%
Total borrowings	372,382	17,257	4.63%	250,548	10,254	4.09%
Total interest-bearing liabilities	961,937	$30,440	3.16%	827,826	$17,766	2.15%
Non-interest-bearing liabilities	131,841			125,401
Stockholders’ equity	283,407			278,397
Total liabilities and stockholders’ equity	$1,377,185			$1,231,624

Net interest rate spread (3)		$31,769	1.53%		$29,462	1.93%
Net interest rate margin (4)			2.40%			2.55%
Ratio of interest-earning assets to interest-bearing liabilities			137.85%			139.82%

(1)	Amount is net of deferred loan fees, loan discounts and loans in process, and includes deferred origination costs and loan premiums.
(2)	FRB is Federal Reserve Board. FHLB is Federal Home Loan Bank.
(3)	Net interest rate spread represents the difference between the yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(4)	Net interest rate margin represents net interest income as a percentage of average interest-earning assets.